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                                                                   Exhibit 99(c)

                               VOTING INSTRUCTIONS
                                     FOR THE
                               CO-TRUSTEES OF THE
                         COMMUNITY FIRST BANKING COMPANY
                          EMPLOYEE STOCK OWNERSHIP PLAN

                         COMMUNITY FIRST BANKING COMPANY
                          NOTICE OF VOTING OPPORTUNITY
                      AT A SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                             ________________, 2001

To the participants in the Community First Banking Company Employee Stock Ownership Plan (the "ESOP"):

A Special Meeting of Shareholders of Community First Banking Company ("Community First") will be held at the main office of Community First Bank located at 110 Dixie Street, Carrollton, Georgia, on __________________, 2001, at 5:00 p.m., local time, for the following purpose:

         To vote on the Agreement and Plan of Reorganization, dated as of July 9, 2001, by and between BB&T Corporation ("BB&T") and Community First, and a related plan of merger (collectively, the "Merger Agreement") pursuant to which Community First will merge with and into BB&T, with Community First shareholders receiving 0.98 shares of BB&T common stock in the merger in exchange for each of their shares of Community First common stock plus cash instead of any fractional share. The Merger Agreement is more fully described in the accompanying Proxy Statement/Prospectus, and a copy of the Agreement and Plan of Reorganization and related plan of merger is attached to the Proxy Statement/Prospectus as Appendix A.

Voting Directions. Because shares of Community First common stock are credited to your account under the ESOP, you have the right to direct the ESOP co-trustees how to vote the shares credited to your account at the meeting of shareholders on this proposal and any other matters presented at the Special Meeting.

How to Vote. As co-trustees of the ESOP, we are the owners of record of the shares of Community First common stock held for your account in the ESOP. As such, we are the only ones who can vote your shares, but we will vote the shares credited to your account in accordance with your instructions. We are sending you the enclosed Letter of Instruction for you to convey to us your voting instructions.

Voting Shares Credited to You under the ESOP. To vote shares of Community First common stock credited to your account under the ESOP, please instruct us by completing, executing and returning to us the attached Letter of Instruction. A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. Pursuant to the terms of the ESOP, you are entitled to direct the vote of shares credited to your account with respect to the proposed merger of Community First with and into BB&T. You should review this proxy statement before completing your Letter of Instruction. An envelope to return your Letter of Instruction is enclosed.
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THE LETTER OF INSTRUCTION MUST BE DELIVERED TO THE CO-TRUSTEES BECAUSE VOTING
CAN ONLY BE DONE BY THE CO-TRUSTEES, WHO ARE THE RECORD OWNERS OF ALL SHARES OF COMMUNITY FIRST COMMON STOCK HELD BY THE ESOP.

YOUR LETTER OF INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO DELIVER VOTES ON YOUR BEHALF ON OR BEFORE THE DATE OF THE SPECIAL SHAREHOLDER MEETING. THE SPECIAL SHAREHOLDER MEETING WILL TAKE PLACE ON _______________, 2001, AT 5:00 P.M., LOCAL TIME.

Co-Trustees of the Community First Banking Company Employee Stock Ownership Plan


---------------------------                          ---------------------------
ANNA L. BERRY                                        ANYCE C. FOX


---------------------------                          ---------------------------
C. LYNN GABLE                                        LISA LAWSON


---------------------------                          ---------------------------
STEVE MCCORD                                         W. LAMAR MOODY


---------------------------
LANE POSTON
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                         COMMUNITY FIRST BANKING COMPANY
          THIS LETTER OF INSTRUCTION IS SOLICITED BY THE CO-TRUSTEES OF THE COMMUNITY FIRST BANKING COMPANY EMPLOYEE STOCK OWNERSHIP PLAN


         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated _____________, 2001, and does hereby direct the co-trustees of the Community First Banking Company Employee Stock Ownership Plan (the "ESOP") to vote in person or by proxy all of the shares of Community First Banking Company ("Community First") common stock credited to the undersigned under the ESOP at a Special Meeting of Shareholders of Community First Banking Company to be held at Community First Bank's main office, located at 110 Dixie Street, Carrollton, Georgia, on ________________, 2001, at 5:00 p.m., local time, as follows:

   1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Reorganization, dated as of July 9, 2001, by and between BB&T Corporation ("BB&T") and Community First, and a related plan of merger (collectively, the "Merger Agreement"), pursuant to which Community First will merge with and into BB&T, with Community First shareholders receiving 0.98 shares of BB&T common stock in the merger in exchange for each of their shares of Community First common stock plus cash instead of any fractional share.

   FOR  |_|                  AGAINST  |_|                 ABSTAIN  |_|

   2. In the discretion of the ESOP co-trustees or their proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.



   PLEASE COMPLETE, DATE, SIGN AND RETURN THIS LETTER OF INSTRUCTION PROMPTLY.

This Letter of Instruction, when properly executed, will be voted by the ESOP trustees in accordance with the directions given by the undersigned. If no direction is made, it will be voted FOR all proposals.


                                  Dated:                              , 2001
                                          ----------------------------


                                  ------------------------------------------
                                  Signature

                                           PLEASE COMPLETE, DATE, SIGN AND
                                           RETURN THIS LETTER OF INSTRUCTION
                                           PROMPTLY USING THE ENCLOSED ENVELOPE.